UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 27, 2006

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Batterymarch Park, Quincy, MA	02169-7468
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 27, 2006, The J. Jill Group, Inc. (the “Company”) entered into Amended and Restated Change In Control Severance Agreements with Gordon R. Cooke and Olga L. Conley.  The Amended and Restated Change In Control Severance Agreements amend the Change in Control Severance Agreements between the Company and Mr. Cooke and Ms. Conley dated December 21, 2005, filed as Exhibits 10.7 and 10.8, respectively, to the Company’s December 23, 2005 Current Report on Form 8-K (the “Prior Agreements”), by replacing the word “target” with the word “maximum” in clause (ii) of Section 6.1(A), and restate and supersede the Prior Agreements in their entirety.  Copies of the Amended and Restated Change In Control Severance Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 8.01                                             Other Events.

As previously reported, on December 22, 2005, the Compensation Committee of the Company’s Board of Directors approved the Leadership Incentive Program for Fiscal Year 2006 (the “LIP”).  A copy of the plan document for the LIP is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amended and Restated Change In Control Severance Agreement, dated January 27, 2006, between the Company and Gordon R. Cooke

	10.2	Amended and Restated Change in Control Severance Agreement, dated January 27, 2006, between the Company and Olga L. Conley

	10.3	The J. Jill Group, Inc. 2006 Leadership Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: January 27, 2006	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President / Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)